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                                   EXHIBIT 4.1

                       THE COAST DISTRIBUTION SYSTEM, INC.


                1993 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

1.      PURPOSES OF THE PLAN.

        The purposes of this 1993 Stock Option and Incentive Plan (the "Plan") are to attract, retain and motivate high quality personnel and to provide incentives to such personnel and other selected persons to promote the business and financial success of The Coast Distribution System, Inc., a Delaware corporation (the "Company").

2.      TYPES OF STOCK OPTIONS AND GRANTS.

        To accomplish the purposes of the Plan set forth in Section 1, the Company is authorized under this Plan to:

        (a) Grant incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

        (b) Grant stock options that do not qualify as Incentive Options ("Nonqualified Options"); and

        (c) Grant rights to purchase, or award, Common Stock subject to restrictions as more fully described in Section 8 of the Plan ("Restricted Stock").


        Unless the context indicates otherwise, the term "Option" shall mean an option to purchase Common Stock of the Company and shall include both Incentive Options and Nonqualified Options.

3.      SHARES SUBJECT TO THE PLAN.

        The stock issuable under this Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock ("Common Stock"). The total number of shares of Common Stock which may be issued under this Plan shall not exceed, in the aggregate, 500,000 shares, subject to adjustment as provided in
Section 9 below. If any Option or right to purchase Restricted Stock granted under this Plan can no longer be exercised for any reason, the shares of Common Stock allocable to the unexercised portion of such Option or right may again be subject to grant or issuance under the Plan.

4.      ELIGIBILITY.

        (a) Incentive Options. Officers and other key employees of the Company or any parent or subsidiary corporation of the Company (including directors of the Company if they are also employees of the Company, or a parent or subsidiary corporation) are eligible for selection to receive Incentive Options under the Plan.

        (b) Nonqualified Options and Rights to Purchase Restricted Stock. Officers, key employees, members of the Board of Directors (whether or not employed by the Company), or of any parent or subsidiary corporation of the Company, are eligible to be selected to receive Nonqualified Options or rights to purchase Restricted Stock under the Plan.

5.      ADMINISTRATION OF THE PLAN.

        (a) Committee. This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee consisting of two (2) or more directors (the "Committee") appointed from time to time by the Board. As hereinafter used in this Plan, the term "Committee" shall refer to the Board if no Committee is then designated.

        (b) Powers of the Committee. The Committee shall have full authority, in its discretion: (i) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options and rights to purchase Restricted Stock shall be granted, the number of shares to be included therein and the consideration to be received by the Company upon the exercise thereof; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to determine the form, content, terms and conditions of Options and rights to purchase Restricted Stock to be offered under the Plan, including without


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limitation any provisions with respect to vesting thereof; (v)
to determine the identity or capacity of any persons who may be entitled to exercise a participant's rights under the Plan; (vi) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any grant thereunder; (vii) to modify or amend any Option or Restricted Stock agreement (with the consent of the holder thereof) including, without limitation, the acceleration of vesting; and (viii) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, interpretation or determination by the Committee with respect to the Plan shall be final and binding on all participants and prospective participants.

6.      TERMS AND CONDITIONS OF OPTIONS.

        Each Option granted pursuant to this Plan shall be evidenced by a written agreement ("Option Agreement") which shall specify whether the Option is an Incentive Option or Nonqualified Option, the number of shares included therein and the exercise price per share. Each Option Agreement shall be in such form (which need not be the same for each optionee) and contain such provisions as the Committee shall from time to time approve, but shall comply with and be subject to the following terms and conditions:

        (a) Price. The exercise price of options shall not be less than 100% of the fair market value of such shares on the date the Option is granted. Notwithstanding the foregoing, (i) the exercise price of an Incentive Option granted under the Plan to any person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder"), shall not be less than 110% of the fair market value of such shares on the date such Incentive Option is granted; and (ii) Nonqualified Options may be granted on terms which will permit the optionee to forego other compensation that would be payable to him or her by the Company, or by any subsidiary or parent corporation of the Company, in exchange for a reduction in the aggregate exercise price of such options equal to the amount of other compensation which such optionee agrees to forego. The exercise price shall be subject to adjustment as provided in Section 9 below.

        (b) Fair Market Value. The "fair market value" of a share of Common Stock on a specified date shall be determined by the Committee. If the shares of Common Stock are publicly traded, the "fair market value" as of such date shall be the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are listed on such date, or if shares were not traded on such date, then on the next preceding day during which a sale occurred; or, if the shares are not so listed but are traded in the over-the-counter market, the closing sale price in the NASDAQ National Market System or the average of the closing bid and asked prices on such date as reported by NASDAQ or similar entity; or, if none of the above is applicable, the value of a share as established by the Committee for such date using any reasonable method of evaluation.

        (c) Payment of Exercise Price. The form of consideration payable upon exercise of an Option, including the method of payment, shall be determined by the Committee in its sole discretion (and, in the case of an Incentive Option, shall be determined at the time of grant) and may consist of: (i) cash; (ii) check; (iii) with the consent of the Company's Board of Directors, other shares of Common Stock owned by the optionee having a fair market value on the date of exercise equal to the aggregate exercise price of the shares as to which such Option is exercised; (iv) with the consent of the Company's Board of Directors, cancellation of indebtedness of the Company to the optionee; (v) provided that a public market for the Common Stock exists, through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (vi) provided that a public market for the Common Stock exists, through a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (vii) any combination of the foregoing methods of payment and/or any other consideration or method of payment as shall be permitted by the Board or Committee and applicable corporate law.

        (d) Term of Option. Each Option granted under the Plan shall expire within a period of not more than ten (10) years from the date of grant; provided, however, that an Incentive Option granted to a Ten Percent Shareholder shall expire within a period of not more than five (5) years from the date of grant.

        (e) Vesting of Options. Each Option shall vest (i.e., become exercisable) in one or more installments at such times and under such conditions as shall be determined by the Committee and specified in the Option Agreement. Vesting may be based upon tenure of employment or affiliation with the Company, or any subsidiary or parent of the Company, upon achievement of specified goals, upon certain events (including, without limitation,


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 a change of control of the Company) or upon such other events as the Committee determines. In addition, the Committee may, at any time, in its sole discretion, accelerate the vesting of Options.

        (f) Nontransferability of Options. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the optionee shall be exercisable only by such optionee; provided, however, that a Nonqualified Option may be transferred pursuant to a "qualified domestic relations order" (as defined in the Code).

        (g) Limitation on Incentive Options. Notwithstanding any other provisions of the Plan, the aggregate fair market value (determined in accordance with the provisions of Section 6(b) above, at the time the Option is granted) of the shares of Common Stock with respect to which Incentive Options become exercisable for the first time by an optionee in any calendar year (under this Plan and all other incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

        (h) Other Provisions. Any Option Agreement may contain such other terms, provisions and conditions which are not inconsistent with the provisions of this Plan, as the Committee in its discretion may determine.

7.      FORMULA GRANTS TO NON-EMPLOYEE DIRECTORS.

        Notwithstanding any other provision of the Plan, each incumbent director of the Company who is neither an employee nor executive officer of the Company (a "non-employee director") shall automatically be granted Nonqualified Options to purchase two thousand (2,000) shares of the Company's Common Stock each year on his or her re-election, by the shareholders, to the Board of Directors, commencing in 1993; except that on the date any individual, who was not formerly an officer or employee of the Company or any parent or subsidiary of the Company, becomes a non-employee director of the Company for the first time, he or she shall automatically be granted Nonqualified Options to purchase two thousand (2,000) shares of common stock of the Company. Nonqualified Options to be granted to non-employee directors of the Company pursuant to this Section 7 shall (i) have an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant of the options, as determined in accordance with the terms of the Plan; (ii) have a term of ten (10) years; and (iii) otherwise be subject to the terms and provisions of the Plan. The Options granted upon the initial commencement of service as a non-employee director shall vest on the first anniversary of the date of grant. The Options automatically granted to non-employee incumbent directors on their re-election to the Board shall vest six months after grant. Notwithstanding any other term or provision contained in the Plan, neither the Board of Directors nor the Committee may amend the amount, price or timing of Options granted under this
Section 7 more frequently than every six (6) months, except to comport with changes in the Code, the Employee Retirement Income Security Act, or Rule 16b-3 promulgated under the Exchange Act.

8.      TERMS AND CONDITIONS APPLICABLE TO RESTRICTED STOCK.

        Rights to purchase Restricted Stock and Restricted Stock granted pursuant to this Plan shall be evidenced by a written Restricted Stock Agreement which shall specify the number of shares included therein and the purchase price, if any, per share. Each Restricted Stock Agreement shall be in such form (which need not be the same for each participant) and contain such provisions as the Committee shall from time-to-time approve, but shall comply with and be subject to the following terms and conditions:

        (a) Price; Legal Consideration. The purchase price of Restricted Stock shall be fixed by the Committee, and may in the Committee's discretion, be issued for no monetary consideration.

        (b) Payment of Purchase Price. The form of consideration payable for Restricted Stock, and the method of payment, if any, shall be determined by the Committee in its sole discretion. With the approval of the Company's Board of Directors, such consideration may consist of one or more promissory notes, either secured or unsecured, as the Board of Directors shall determine.

        (c) Restrictions, Repurchase, Forfeiture. Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the restrictions thereon are removed or expire. The Committee may require that the certificates representing Restricted Stock remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire. Each certificate representing Restricted Stock will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions. The Committee may impose such other conditions on Restricted Stock as it may deem appropriate including, without limitation, restrictions under federal and state securities laws. A Restricted Stock Agreement may provide that upon termination of employment, or such other events as the Committee determines, all Restricted Stock remaining


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subject to restrictions hereunder may, at the Company's sole election, be repurchased by the Company at the purchase price paid by the holder of such Restricted Stock, if any, or if such shares were issued to the holder without payment of any purchase price, forfeited.

        (d) Lapse of Restrictions. Restrictions imposed upon Restricted Stock pursuant to Section 8(c) above will lapse in accordance with such schedule or other conditions as are determined by the Committee and set forth in the Restricted Stock Agreement, which may include, without limitation, restrictions which lapse upon tenure of employment or affiliation with the Company, upon achievement of specified goals, upon certain events, upon death, disability or retirement, or upon such other events as the Committee determines. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which all restrictions with respect to any Restricted Stock will lapse or remove any and all such restrictions.

9.      ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE, MERGER, ETC.

        (a) In the event that the number of outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a stock split, reverse stock split, stock dividend, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Options, to preserve, but not to increase, the benefits to persons then holding Options.

        (b) In the event that the Company at any time proposes to merge into, consolidate with or to enter into any other reorganization in which the Company is not the surviving corporation, or in which the Company is the surviving corporation but as a result of which the holders of the shares of voting stock of this Corporation immediately prior to such merger or consolidation will own, immediately after the effectiveness thereof, less than 50% of the outstanding voting stock of this Corporation, then the Plan and all unexercised Options shall terminate upon the effectiveness of such transaction unless a successor corporation assumes the outstanding Options, provides substantially similar consideration to the Option holders as was provided to the shareholders of the Company (after taking into account the existing provisions of the Option holders' Options) or substitutes substantially equivalent options covering shares of the successor corporation. If provision is not made for the assumption of or substitution for outstanding Options, or for the payment of substantially equivalent consideration to the Option holders, then (i) the Committee shall cause written notice of the proposed transaction to be given to the persons holding Options not less than thirty (30) days prior to the anticipated effective date of the proposed transaction; (ii) all Options which are then vested and exercisable may be exercised or purchased concurrently with the effectiveness of the proposed transaction, by such persons; and (iii) the Committee shall have the right, but not the obligation, with respect to any Option granted under the Plan, to provide that all Options shall be accelerated in any event upon the effectiveness of the proposed transaction. The Committee shall also have the right with respect to any Restricted Stock, to provide that all restrictions shall lapse upon the effectiveness of the proposed transaction. Notwithstanding anything to the contrary contained elsewhere herein or in any option agreement entered into with any optionee pursuant to this Plan, the failure to provide the 30-day notice specified in clause (i) of this Paragraph 9(b) shall not affect the validity of or be a basis for preventing or delaying the consummation of any merger, consolidation or other reorganization to which the Company is a party.

10.     CONDITIONS TO ISSUANCE OF STOCK.

        (a) The Company shall not be required to issue or deliver any shares with respect to an Option or right to purchase Restricted Stock unless the exercise of such Option or right to purchase Restricted Stock and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Company's Common Stock may then be listed.

        (b) As a condition to the exercise of an Option or right to purchase Restricted Stock, the Company may require the person exercising such Option or right to purchase Restricted Stock to represent and warrant at the time of any such exercise that the shares are being purchased for investment only and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

11.     RIGHTS AS SHAREHOLDER.

        A person to whom an Option or right to purchase Restricted Stock has been granted shall have no rights or privileges as a shareholder with respect to any shares covered by such Option or right to purchase until


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certificates representing such shares have been issued by the Company, notwithstanding the exercise of such Option or right to purchase Restricted Stock. No adjustment will be made for dividends or other rights for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of this Plan.

12.     CONTINUANCE OF EMPLOYMENT.

        Nothing in this Plan or the granting of any Option or right to purchase Restricted Stock shall confer on any optionee or offeree any right to continue in the employment of, or other relation with, the Company or any parent or subsidiary corporation of the Company, or limit in any way the right of the Company or any parent or subsidiary corporation of the Company to terminate the optionee's or offeree's employment or other relationship at any time, with or without cause.

13.     TAX WITHHOLDING.

        The Company shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements with respect to any Options exercised or Restricted Stock granted under the Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit the participant to satisfy an obligation to pay any such tax, up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an Option or as a result of the lapse of restrictions on Restricted Stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

14.     EFFECTIVE DATE AND DURATION OF PLAN.

        This Plan shall become effective upon the earlier of either its adoption by the Board of Directors or its approval by the shareholders of the Company. However, unless the Plan is approved by the shareholders of the Company within twelve (12) months before or after the date of the Board's adoption of the Plan, the Plan and all Options and rights to purchase Restricted Stock granted hereunder shall be cancelled. No Option or right to purchase Restricted Stock may be exercised prior to and unless such shareholder approval is obtained. Unless previously terminated by the Board, the Plan shall terminate within ten
(10) years after it becomes effective, and no Option or right to purchase Restricted Stock may be granted under the Plan thereafter, but such termination shall not affect any Option or right to purchase Restricted Stock granted prior to such date.

15. AMENDMENT AND TERMINATION OF THE PLAN.

        The Board of Directors may at any time amend, modify, suspend or terminate the Plan. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or with
Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain shareholder approval of any amendment or modification to the Plan in such manner and to such degree required. No amendment, modification or termination of the Plan shall affect or impair any rights or obligations under any Option or right to purchase Restricted Stock granted prior to the date of such amendment, modification or termination without the consent of the holder of such Option or right to purchase Restricted Stock.

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                DATES OF ADOPTION/AMENDMENT; DATE OF TERMINATION


    Dates of Adoption:         By the Board of Directors:              February 25, 1993
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                               By the Shareholders:                    May 20, 1993

    Dates of Amendment:        By the Board of Directors               July 3, 1996
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                               By the Shareholders                     August 8, 1996


    Date of Termination:                                               January 31, 2003
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

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